                                                                 EXHIBIT 10.12.3


                   AMENDMENT TO METHANOL PURCHASE AGREEMENT
                   ----------------------------------------

     THIS AMENDMENT TO METHANOL PURCHASE AGREEMENT, is made and entered into as of the 26/th/ day of January, 2000 by and between BORDEN CHEMICAL, INC., a Delaware corporation ("BCI") and BORDEN CHEMICALS AND PLASTICS OPERATING LIMITED PARTNERSHIP, a Delaware limited partnership ("BCP").

                                  WITNESSETH:
                                  ----------

     WHEREAS, BCP and Borden, Inc. entered into a Methanol Purchase Agreement dated November 30, 1987 for a term ending November 30, 2002; and

     WHEREAS, effective January 1, 1996, Borden, Inc. assigned to BCI, and BCI assumed from Borden, Inc., all of Borden, Inc.'s right, title and interest in and to the Methanol Purchase Agreement; and

     WHEREAS, pursuant to an Option Agreement entered into as of December 23, 1998, BCI has the right and option to extend the term of the Methanol Purchase Agreement for one (1) additional year ending November 30, 2003; and

     WHEREAS, BCI is constructing a new formaldehyde plant (the "New Formaldehyde Plant") on land purchased from BCP in Ascension Parish; and

     WHEREAS, BCP and BCI wish to provide for the delivery of methanol under the Methanol Purchase Agreement to the New Formaldehyde Plant by pipeline.

     NOW, THEREFORE, BCP and BCI agree that the Methanol Purchase Agreement shall be amended by renumbering the existing text of Paragraph 4, Orders and
                                                                  ----------
Delivery, as subparagraph 4(a) and adding the following text as new
--------
subparagraph 4(b).

         (b) In the case of deliveries of methanol to the New Formaldehyde Plant, delivery shall be by pipeline. The pipeline shall be paid for and owned by BCI. It shall be installed according to those reasonable design and construction methods specified by BCP, at the approximate location shown on the drawing attached hereto as Exhibit A. BCI shall perform repairs and maintenance to the pipeline from the Point of Transfer identified on Exhibit A Methanol delivered by pipeline shall be measured by a meter which

                BCI shall install at the New Formaldehyde Plant. BCI will have a mutually agreeable independent contractor calibrate, prove and seal the meter upon its initial installation and placement into service and provide documentation of such calibration to BCP. The meter shall be recalibrated quarterly in accordance with the recommendations of the manufacturer. BCP shall be given reasonable notice of and the right to observe the calibration of the meter. If during calibration any meter is found to be inaccurate by more than one percent (1%), the parties shall agree on an appropriate adjustment to be made to billings for the period from the previous calibration. If the parties are unable to agree upon an appropriate adjustment, the readings for the last half of the period since the prior calibration shall be adjusted by the amount of the inaccuracy.

     Except as amended above, all other terms of the Methanol Purchase Agreement shall remain and continue in force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.


BORDEN CHEMICAL, INC.                BORDEN CHEMICALS AND PLASTICS
                                     OPERATING LIMITED PARTNERSHIP
                                     BY:  BCP Management, Inc., General Partner

By: /s/ Michael Ducey                By: /s/ Wayne P. Leonard
   -------------------------             ---------------------------

Title: President & CEO               Title: Exec V.P. -  COO
      ---------------------                ------------------------

                                       2